Exhibit 10.44

AMENDMENT TO SECURED PROMISSORY NOTE

AND LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO SECURED PROMISSORY NOTE AND LOAN AND SECURITY AGREEMENT (the “Agreement”) is made as of this thirtieth day of November, 2011, by and among TeamStaff Government Solutions, Inc. a Georgia corporation, d/b/a TeamStaff Government Solutions; d/b/a TeamStaff Govt Solutions (the “Borrower”), and TeamStaff Inc. (the “Guarantor”) and Presidential Financial Corporation, a Georgia corporation (the “Lender”).

R E C I T A L S

Pursuant to the Loan and Security Agreement dated July 29, 2010 (“Loan Agreement”), as amended by the First Amendment to Secured Promissory Note and Loan and Security Agreement (“First Amendment”) dated August 17, 2010, the Second Amendment to Secured Promissory Note and Loan and Security Agreement (“Second Amendment”) dated November 18, 2010, and by the Third Amendment to Secured Promissory Note and Loan and Security Agreement dated February 9, 2011 (“Third Amendment”) (“Loan Agreement”) between the Borrower and the Lender, the Lender agreed to make available to the Borrower a line of credit in accordance with, and subject to, the provisions of the Loan Agreement. The Borrower’s obligation to repay the line of credit, with interest and other fees and charges, is evidenced by the Secured Promissory Note dated July 29, 2010, in the principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Promissory Note”) as amended by the First Amendment, as further amended by the Second Amendment, in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), and the Third Amendment in the principal amount of Three Million and No/100 Dollars ($3,000,000.00).  The indebtedness, obligations and liabilities of the Borrower under and in connection with the line of credit are guaranteed by the Guarantor pursuant to the terms of the Corporate Guaranty Agreement dated July 29, 2010, and affirmed on August 17, 2010, November 18, 2010 and February 9, 2011, executed by the Guarantor (the “Guaranty Agreement”).  The Loan Agreement, Promissory Note, the First Amendment, the Second Amendment, the Third Amendment, the Guaranty Agreement, and all documents now and hereafter executed by the Borrower, the Guarantor or any other party, to evidence, secure, or guaranty, in connection with the Borrower’s indebtedness and obligation to Lender, are hereinafter referred to as the “Loan Documents.”

On September 15, 2011, Borrower amended its Articles of Incorporation to change the name of the corporation from TeamStaff Government Solutions, Inc. to DLH Solutions, Inc. and filed such amendment with the Georgia Secretary of State. Borrower has requested that Lender amend the Loan Documents to reflect its name change.

In addition, the parties agree to amend the termination notice period, subject to the terms and conditions of this Agreement.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth, it is hereby mutually agreed as follows:

1.                                       Acknowledgment of Recitals.  Each of the parties hereto acknowledges that the above recitals are true and correct and incorporated herein by reference.

2.                                       Definition of “Borrower.” The definition of “Borrower” in the Loan Documents is hereby amended to read: DLH Solutions, Inc. a Georgia corporation, d/b/a TeamStaff Government Solutions; d/b/a TeamStaff Govt Solutions, formerly known as TeamStaff Government Solutions, Inc.

3.                                       Financing Statement.  Borrower hereby grants permission to Lender to amend the UCC-1 filed with the Clerk of Superior Court of Barrow County, Georgia, number 007-2010014497, dated July 29, 2010 to reflect Borrower’s name change. The amendment will be filed by Lender not later than December 5, 2011.

4.                                       No Release. The Borrower and the Guarantor each acknowledge and agree that the name change, from TeamStaff Government Solutions, Inc. to DLH Solutions, Inc. was not intended to, and did not extinguish, release or discharge or constitute, create or affect a novation of, or an agreement to extinguish (a) any of the obligations, indebtedness and liabilities of the Obligors, or any other party under the provisions of the Loan Agreement, the Promissory Note, and such other Loan Documents, or (b) any assignment or pledge to the Lender of, or any security interest or lien granted to the Lender in, or on, any Collateral and security for such obligations, indebtedness, and liabilities.

5.                                       Term.  The parties agree to clarify that the Initial Term as described in the Loan Agreement, was for an initial period of two years, and was extended as a provision of the Third Amendment for a period of twelve months. The Initial Term of the Agreement now expires on July 29, 2013. The parties also agree to amend Section 9.2 of the Loan Agreement to read as follows:

9.2 Termination

“Borrower may terminate this Agreement only as of an Anniversary Date and then only by giving Lender at least sixty (60) days prior written notice of termination, whereupon this Agreement shall terminate on said Anniversary Date.  Lender may terminate this Agreement at any time after December 31, 2012 by giving Borrower at least sixty (60) days prior written notice of termination, provided Lender may terminate this Agreement immediately without prior notice to Borrower at any time an Event of Default exists and this Agreement shall be deemed to have automatically terminated upon the commencement of any Insolvency Proceeding by Borrower.”

6.                                       Amendment Fee.  In consideration of the amendments set forth herein, Borrower unconditionally agrees to pay to Lender an amendment fee in the amount of $2,000.00 (the “Amendment Fee”), which shall be fully earned and payable upon receipt of a fully executed copy of this Agreement from Borrower and acceptance of this agreement by Lender as set forth in paragraph 13 below.  The amendment fee shall not be subject to refund, rebate or proration for any reason whatsoever, and shall be treated as an Advance and charged to the loan account on the same date of Effectiveness.

7.                                       Documentation Fee. A loan documentation fee of $500.00 (“Loan Documentation Fee”), for the negotiation and preparation of this Agreement, will be charged to the Borrower’s loan account upon receipt of a fully executed copy of this Agreement.

8.                                       Representations and Warranties.  In order to induce the Lender to enter into this Agreement, the Borrower and each of the Guarantor (collectively the “Obligors”) represent and warrant to the Lender that consistent with the Obligor’s practices under the Loan Agreement as of the date hereof (a) no event of default exists under the provisions of the Loan Agreement, Promissory Note or the Guaranty Agreements or other Loan Documents, (b) all of the representations and warranties of the Obligors in the Loan Documents are true and correct on the date hereof as if the same were made on the date hereof, (c) the Collateral, as defined in the Loan Agreement, is free and clear of all assignments, security interest, liens and other encumbrances of any kind and nature whatsoever, except for those granted or permitted under the provisions of the Loan Documents, (d) the execution and performance by the Borrower under the Loan Agreement, as amended, will not (i) violate any provision of law, any order of any court or other agency of government, or the organizational documents and/or bylaws of Borrower, or (ii) violate any indenture, contract, agreement or other instrument to which the Borrower is party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower, and (e) this Agreement constitutes the legal, valid and binding obligations of the Obligors enforceable in accordance with its terms, except its enforceability may be limited by bankruptcy, insolvency or some other laws affecting the enforcement of creditors rights generally.

9.                                       Ratification and No Novation; Validity of Loan Documents.  The Obligors hereby ratify and confirm all of their obligations, liabilities and indebtedness under the provisions of the Loan Agreement, the Promissory Note, the Guaranty Agreements and the other Loan Documents, as the same may be amended and modified by this Agreement, and agree to pay the indebtedness in accordance with the terms of the Loan Agreement, as amended and modified by this Agreement.  The Lender and the Obligors each agrees that is their intention that nothing in this Agreement shall be construed to extinguish, release or discharge or constitute, create or affect a novation of, or an agreement to extinguish (a) any of the obligations, indebtedness and liabilities of the Obligors, or any other party under the provisions of the Loan Agreement, the Promissory Note, and such other Loan Documents, or (b) any assignment or pledge to the Lender of, or any security interest or lien granted to the Lender in, or on, any Collateral and security for such obligations, indebtedness, and liabilities. The Lender and the Obligors each agrees that the Lender shall have the absolute and unconditional right to demand payment of the Promissory Note in Lender’s discretion at any time, subject to the provisions hereof. The Obligors agree that all of the provisions of the Loan Agreement, the Promissory Note, and the other Loan Documents shall remain and continue in full force and effect, as the same may be modified and amended by this Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of such other Loan Documents, the provisions of this Agreement shall control.  Obligors have no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of the Obligors under the Loan Documents.  Each of the Obligors furthermore agrees that each of them has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever that can be asserted as a basis to seek affirmative relief and/or damages of any kind from the Lender.

10.                                 Release.  Borrower hereby releases Lender and its affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the “Released Parties”) from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from willful misconduct.  In no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages.  Such release is made on the date hereof and remade upon each request for an Advance by Borrower.

11.                                 Applicable Law, Binding Effect, etc.  This Agreement shall be governed by the laws of the State of Georgia and may be executed in any number of duplicate originals and counterparts, each of which, and all taken together, shall constitute one and the same instrument. This Agreement shall be binding upon, and inure to the benefit of, the Lender, the Borrower, the Guarantor and their respective successors, heirs and assigns.

12.                                 Expenses.  Borrower hereby agrees to pay all out-of-pocket expense incurred by Lender in connection with the preparation, negotiation and consummation of this Agreement, and all other documents related thereto (whether or not any borrowing under the Loan Agreement as amended shall be consummated), including, without limitation, the fees and expenses of Lender’s counsel.

13.                                 Effectiveness of this Agreement.  This Agreement shall not be effective until the same is executed and accepted by Lender.

IN WITNESS WHEREOF, the Lender, the Borrower, and the Guarantor have caused this Agreement to be duly executed, under seal, as of the day and year first above written.

BORROWER:

STATE OF		DLH SOLUTIONS, INC. D/B/A TEAMSTAFF GOVERNMENT SOLUTIONS; D/B/A TEAMSTAFF GOVT SOLUTIONS, FORMERLY KNOWN AS TEAMSTAFF GOVERNMENT SOLUTIONS, INC.
COUNTY OF
Zachary C. Parker personally appeared and acknowledged before me this 30 day of November, 2011

/s/		By:	/s/ Zachary C. Parker
Notary	Seal		Zachary C. Parker, CEO
My commission expires

GUARANTOR:

TEAMSTAFF INC.

		By:	/s/ Zachary C. Parker
Zachary C. Parker, CEO

LENDER:

PRESIDENTIAL FINANCIAL CORPORATION

		By:	/s/
Vice President